UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 23, 2021

SMARTMETRIC, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54853	05-0543557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

(Address of Principal Executive Offices) (Zip Code)

702-990-3687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2021, the board of directors of SmartMetric, Inc. (the “Company”) approved a resolution to amend the Company’s amended and restated bylaws and to adopt new bylaws (the “Bylaws”), effective on that date. The amendment (i) reflects the registered agent of the Company in accordance with the records of the Secretary of State of the State of Nevada; (ii) deletes and reserves Section 2.9(c) that previously provided for the engagement of independent inspectors for the purpose of performing a ministerial review of the validity of shareholders’ consents delivered in the manner provided by Section 2.9 of the Bylaws; (iii) revises Section 4.2 of the Bylaws regarding the appointment of and the term and manner of holding office by the principal officers of the Company; and (iv) adjusts the cross-references and capitalized terms of the Bylaws for the purposes of consistency.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective April 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTMETRIC, INC.

Date: April 29, 2021	By:	/s/ Chaya Hendrick
Chaya Hendrick, President, Chief Executive Officer, and Chairman

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